FORM OF AGREEMENT AND PLAN OF REORGANIZATION

         This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this 15th day of January, 2001 by and between Nations Fund, Inc. (the "Company"), a Maryland corporation, for itself and on behalf of its Nations U.S. Government Bond Fund and Nations Government Securities Fund, and Nations Funds Trust (the "Trust"), a Delaware business trust, for itself and on behalf of its Nations Government Securities Fund.

         WHEREAS, the Company and the Trust are open-end management investment companies registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the parties desire that the Fund Assets and Liabilities (as defined below) of the Company's Nations U.S. Government Bond Fund and Nations Government Securities Fund (each an "Acquired Fund" and together, the "Acquired Funds") be conveyed to and be acquired and assumed, by the Trust's Nations Government Securities Fund (the "Acquiring Fund") in exchange for shares of equal U.S. dollar value of such Acquiring Fund which shall thereafter promptly be distributed to the shareholders of the Acquired Funds in connection with their liquidation as described in this Agreement and set forth in Schedule A attached hereto (each such acquisition and assumption of the Acquired Fund's Fund Assets and Liabilities by the Acquiring Fund a "Reorganization," and, together, the "Reorganizations"); and

         WHEREAS, the parties intend that each Reorganization qualify as a "reorganization," within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Acquiring Fund and the Acquired Funds will each be a "party to a reorganization," within the meaning of
Section 368(b) of the Code, with respect to each respective Reorganization.

         NOW, THEREFORE, in accordance with the terms and conditions described herein, the Acquired Funds and Acquiring Fund shall be consolidated as follows:

         1.     Conveyance of Fund Assets and Liabilities of the Acquired Funds.
                ---------------------------------------------------------------

            (a) Except as provided below, at the Effective Time of the
                Reorganization (as defined in Section 8) all assets of every kind, and all interests, rights, privileges and powers of the Acquired Funds (the "Fund Assets"), subject to all liabilities of the Acquired Funds existing as of the Effective Time of the Reorganization (the "Liabilities"), shall be transferred by each Acquired Fund to the Acquiring Fund and shall be accepted and assumed by the Acquiring Fund, as more particularly set forth in this Agreement, such that at and after the Effective Time of the Reorganization: (i) all Fund Assets of each Acquired Fund shall become the assets of the Acquiring Fund; and (ii) all Liabilities of each Acquired Fund shall attach to the Acquiring Fund, enforceable against each Acquiring Fund to the same extent as if originally incurred by such Acquiring Fund.

            (b) It is understood and agreed that the Fund Assets shall include all property and assets of any nature whatsoever, including, without limitation, all cash, cash equivalents, securities, claims (whether absolute or contingent, known or unknown, accrued or unaccrued) and receivables (including dividend and interest receivables) owned or exercisable by an Acquired Fund, and any deferred or prepaid expenses shown as an asset on such Acquired Fund's books, that the Liabilities of an Acquired Fund shall include all liabilities, whether known or unknown, accrued or unaccrued, absolute or contingent, in all cases, existing at the Effective Time of the Reorganization.

            (c) At least fifteen (15) business days prior to the Closing Date
                (as defined in Section 8), each Acquired Fund will provide to, or cause to be provided to, the Acquiring Fund, a schedule of its securities, other assets and its known liabilities. It is understood and agreed that each such Acquired Fund may sell any of the securities or other assets shown on such schedule prior to the Effective Time of the Reorganization but will not, without the prior approval of the Acquiring Fund, acquire any additional securities other than securities that the Acquiring Fund is permitted to purchase in accordance with its stated investment objective and policies. At least ten (10) business days prior to the Closing Date, the Acquiring Fund will advise each Acquired Fund of any investments of each such Acquired Fund shown on such schedule that the Acquiring Fund would not be permitted to hold, pursuant to its stated investment objective and policies or otherwise. Each Acquired Fund, if requested by the Acquiring Fund, will dispose of any such securities prior to the Closing Date to the extent practicable and consistent with applicable legal requirements. In addition, if it is determined that the investment portfolios of the Acquired Funds and Acquiring Fund, when aggregated, would contain investments exceeding certain percentage limitations applicable to the Acquiring Fund, an Acquired Fund, if requested by the Acquiring Fund, will dispose of a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the Effective Time of the Reorganization.

            (d) The Fund Assets shall be transferred and conveyed to the
                Acquiring Fund on the following basis:

                (1) In exchange for the transfer of the Fund Assets, the
                    Acquiring Fund shall simultaneously issue to each Acquired Fund at the Effective Time of the Reorganization full and fractional Shares of the Acquiring Fund, as set forth in Schedule A attached hereto, having an aggregate net asset value equal to the net value of the Fund Assets minus Liabilities so conveyed and assumed, all determined in accordance with this Agreement. In this regard, the number of full and fractional shares of the Acquiring Fund delivered to each Acquired Fund shall be determined by dividing the value of the Fund Assets minus Liabilities, computed in the manner and as of the time and date set forth in this Agreement, by the net asset value of one Acquiring Fund share of such designated class, computed in the manner and as of the time and date set forth in this Agreement.

                (2) The net asset value of shares to be delivered by the
                    Acquiring Fund, and the net value of the Fund Assets minus Liabilities to be conveyed by each Acquired Fund and assumed by the Acquiring Fund, shall, in each case, be determined as of the Valuation Time as defined in Section
                    3. The net asset value of Shares of the Acquiring Fund shall be computed in accordance with its then current valuation procedures. In determining the value of the Fund Assets, each security to be included in the Fund Assets shall be priced in accordance with the Acquiring Fund's then current valuation procedures.

         2. Liquidation of Each Acquired Fund. At the Effective Time of the Reorganization, each Acquired Fund shall make a liquidating distribution to its shareholders as follows: Shareholders of record of an Acquired Fund shall be credited with full and fractional shares of the respective Shares that are issued by the Acquiring Fund in connection with the Reorganization corresponding to the Acquired Fund shares that are held of record by the shareholder at the Effective Time of the Reorganization. Each such shareholder also shall have the right to receive any unpaid dividends or other distributions which were declared before the Effective Time of the Reorganization with respect to the Acquired Fund shares that are held of record by the shareholder at the Effective Time of the Reorganization, and the Trust shall record on its books the ownership of the Acquiring Fund shares by such shareholders (the "Transferor Record Holders"). All of the issued and outstanding shares of an Acquired Fund at the Effective Time of the Reorganization shall be redeemed and canceled on the books of the Company at such time. As soon as reasonably possible after the Effective Time of the Reorganization, the Company shall wind up the affairs of each Acquired Fund and shall file any final regulatory reports, including but not limited to any Form N-SAR and Rule 24f-2 filings, with respect to each Acquired Fund, and also shall take all other steps as are necessary and proper to effect the termination or declassification of the Acquired Funds in accordance with all applicable laws.

         3. Valuation Time. The "Valuation Time" shall be the time as of which the net asset value of each class of shares of the Acquired Funds and the Acquiring Fund is determined pursuant to their respective valuation procedures on the Closing Date or such earlier or later time as may be mutually agreed to in writing by the parties hereto.

         4. Certain Representations, Warranties and Agreements of the Company on behalf of the Acquired Funds. The Company, on behalf of itself and, where appropriate, each Acquired Fund, represents and warrants to, and agrees with, the Trust, on behalf of the Acquiring Fund as follows, with such representations, warranties and agreements made on behalf of the Acquired Funds on a several (and not joint, or joint and several) basis:

                (a) The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Maryland. The Company is registered with the SEC as an open-end management investment company under the 1940 Act, and such registration is in full force and effect.

                (b) The Company has the power to own all of its properties and assets and to consummate the transactions contemplated herein, and has all necessary federal, state and local authorizations to carry on its business as now being conducted and to consummate the transactions contemplated by this Agreement.

                (c) This Agreement has been duly authorized by the Board of
                    Directors of the Company on behalf of each Acquired Fund, and has been executed and delivered by duly authorized officers of the Company, and represents a valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Agreement does not, and, subject to the approval of shareholders referred to in Section 7, the consummation of the transactions contemplated by this Agreement will not, violate the Articles of Incorporation or the By-Laws of the Company, or any material agreement or arrangement to which the Company is a party or by which it is bound.

                (d) Each Acquired Fund has elected to qualify and has qualified as a regulated investment company under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code, as of and since its first taxable year; each has been a regulated investment company under such Part of the Code at all times since the end of its first taxable year when it so qualified; and each qualifies and shall continue to qualify as a regulated investment company for its taxable year ending upon its liquidation.

                (e) The Company has valued, and will continue to value, the portfolio securities and other assets of the Acquired Funds in accordance with applicable legal requirements.

                (f) The combined proxy statement/prospectus and form of proxy included within the Trust's registration statement on Form N-14 (the "N-14 Registration Statement"), from its effective date with the SEC through the time of the shareholders meeting referred to in Section 6 and the Effective Time of the Reorganization, insofar as they relate to the Company, or the Acquired Funds (i) shall comply in all material respects with the provisions of the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act") and the 1940 Act, the rules and regulations thereunder, and applicable state securities laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

                (g) All of the issued and outstanding shares of the Company's
                    Acquired Funds have been validly issued and are fully paid and non-assessable, and were offered for sale and sold in conformity with the registration requirements of all applicable federal and state securities laws.

                (h) The Company shall operate the business of the Acquired Funds in the ordinary course between the date hereof and the Effective Time of the Reorganization, except that the Company shall complete all measures in respect of the Acquired Funds prior to the Effective Time of the Reorganization to ensure that each Reorganization qualifies as a "reorganization" within the meaning of Section 368(a) of the Code, regardless of whether such measures are in the ordinary course. It is understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions and any other dividends and distributions deemed advisable in anticipation of the Reorganizations. Notwithstanding anything herein to the contrary, the Company shall take all appropriate action necessary in order for the Company to receive the opinion provided for in Sections 9(f), (g) and (h).

                (i) At the Effective Time of the Reorganization, the Company's
                    Acquired Funds will have good and marketable title to the Fund Assets and full right, power and authority to assign, deliver and otherwise transfer such assets.

                (j) At the Effective Time of the Reorganization, all federal and other tax returns and reports of the Acquired Funds required by law to have been filed by such time shall have been filed, and all federal and other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof and, to the best knowledge of management of the Company, no such return or report shall be currently under audit and no assessment shall have been asserted with respect to such returns or reports.

         5. Certain Representations, Warranties and Agreements of Funds Trust on behalf of the Acquiring Fund. The Trust, on behalf of itself and where appropriate, the Acquiring Fund, represents and warrants to, and agrees with, the Company on behalf of each Acquired Fund as follows, with such representations, warranties and agreements made on behalf of the Acquiring Fund on a several (and not joint, or joint and several) basis:

                (a) The Trust is a business trust duly created, validly existing and in good standing under the laws of the State of Delaware and is registered with the SEC as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

                (b) The Trust has the power to own all of its properties and assets and to consummate the transactions contemplated herein, and has all necessary federal, state and local authorizations to carry on its business as now being conducted and to consummate the transactions contemplated by this Agreement.

                (c) This Agreement has been duly authorized by the Board of
                    Trustees of the Trust on behalf of the Acquiring Fund, and executed and delivered by duly authorized officers of the Trust, and represents a valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, violate the Amended and Restated Declaration of Trust of the Trust or any material agreement or arrangement to which it is a party or by which it is bound.

                (d) The Acquiring Fund has elected to qualify and has qualified as a regulated investment company under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code, as of and since its first taxable year; has been a regulated investment company under such Part of the Code at all times since the end of its first taxable year when it so qualified; and qualifies and shall continue to qualify as a regulated investment company for its current taxable year.

                (e) The Trust has valued, and will continue to value, the
                    portfolio securities and other assets of the Acquiring Fund in accordance with applicable legal requirements.

                (f) The N-14 Registration Statement, from its effective date with the SEC through the time of the shareholders meeting referred to in Section 7 and at the Effective Time of the Reorganization, insofar as it relates to the Trust, or the Acquiring Fund, or the Primary A Shares, Investor A Shares, Investor B Shares or Investor C Shares of the Acquiring Fund to be issued pursuant thereto (i) shall comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act, the rules and regulations thereunder, and state securities laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

                (g) The shares of the Acquiring Fund to be issued and delivered to the Acquired Funds for the account of the shareholders of each Acquired Fund, pursuant to the terms hereof, shall have been duly authorized as of the Effective Time of the Reorganization and, when so issued and delivered, shall be duly and validly issued, fully paid and non-assessable, and no shareholder of the Acquiring Fund shall have any preemptive right of subscription or purchase in respect thereto.

                (h) All of the issued and outstanding shares of the Acquiring
                    Fund have been validly issued and are fully paid and non-assessable, and were offered for sale and sold in conformity with the registration requirements of all applicable federal and state securities laws.

                (i) The Trust shall operate the business of the Acquiring Fund in the ordinary course between the date hereof and the Effective Time of the Reorganization, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions and any other dividends and distributions deemed advisable in anticipation of the Reorganizations. Notwithstanding anything herein to the contrary, the Trust shall take all appropriate action necessary in order for the Trust to receive the opinion provided for in Sections 10(d),
                    (e) and (f).

                (j) At the Effective Time of the Reorganization, all federal and other tax returns and reports of the Acquiring Fund required by law to have been filed by such time shall have been filed, and all federal and other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof and, to the best knowledge of management of the Trust, no such return or report shall be currently under audit and no assessment shall have been asserted with respect to such returns or reports.

         6. Regulatory Filings. As soon as practicable, the Trust shall file the N-14 Registration Statement with the SEC, and, where required, with appropriate state securities regulatory authorities.

         7. Shareholder Action. After the effective date of the N-14 Registration Statement the Company shall hold a meeting(s) of the shareholders of each Acquired Fund for the purpose of considering and voting upon:

                (a) approval of this Agreement and the Reorganization
                    contemplated hereby; and

                (b) such other matters as may be determined by the Board of
                    Directors of the Company.

         8. Closing Date, Effective Time of the Reorganization. The "Closing Date" shall be June 8, 2001, or such earlier or later date as may be mutually agreed in writing by the parties hereto. Delivery of the Fund Assets and the shares of the Acquiring Fund to be issued pursuant to Section 1 and the liquidation of the Acquired Funds pursuant to Section 2 shall occur on the day following the Closing Date, whether or not such day is a business day, or on such other date, and at such place and time, as may be mutually agreed in writing, by the parties hereto. The date and time at which such actions are taken are referred to herein as the "Effective Time of the Reorganization." To the extent any Fund Assets are, for any reason, not transferred at the Effective Time of the Reorganization, the Company shall cause such Fund Assets to be transferred in accordance with this Agreement at the earliest practicable date thereafter.

         9. Conditions to the Trust's Obligations on Behalf of the Acquiring Fund. The obligations of the Trust hereunder shall be subject to the following conditions precedent:

                (a) This Agreement and the Reorganization shall have been
                    approved by the Board of Directors of the Company and by a requisite vote of the shareholders of the Acquired Funds in the manner required by the Company's Articles of Incorporation, By-Laws, applicable law and this Agreement.

                (b) All representations and warranties of the Company made in this Agreement shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective Time of the Reorganization.

                (c) The Company shall have delivered to the Trust a statement of assets and liabilities of each Acquired Fund, showing the tax basis of such assets for federal income tax purposes by lot and the holding periods of such assets, as of the Valuation Time.

              (d) The Company shall have duly executed and delivered to the Trust such bills of sale, assignments, certificates and other instruments of transfer ("Transfer Documents") as the Trust may deem necessary or desirable to transfer all of the Acquired Funds' rights, title and interest in and to the Fund Assets.

              (e) The Company shall have delivered a certificate executed in its name by an appropriate officer, in a form reasonably satisfactory to the Trust and dated as of the Closing Date, to the effect that the representations and warranties of the Company on behalf of each Acquired Fund made in this Agreement are true and correct at and as of the Valuation Time and that, to the best of its knowledge, the Fund Assets include only assets which the Acquiring Fund may properly acquire under its investment objectives, policies and limitations and may otherwise be lawfully acquired by such Acquiring Fund.

                (f) The Company shall have received an opinion of Morrison &
                    Foerster LLP, as counsel to the Company in form reasonably satisfactory to the Trust and dated the Closing Date, substantially to the effect that (i) the Company is a corporation duly created and validly existing under the laws of the State of Maryland; (ii) the Agreement has been duly authorized, executed and delivered by the Company and such execution and delivery of the Agreement did not, and the consummation of the transactions contemplated by this Agreement will not, violate the Articles of Incorporation or By-Laws of the Company or any material contract known to such counsel to which the Company is a party or by which it is bound; and (iii) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, the rules and regulations under those Acts and such as may be required under the state securities laws or such as may be required subsequent to the Effective Time of the Reorganization.

                (g) The Company shall have received an opinion of Richards,
                    Layton & Finger P.A., as special Delaware counsel to the Company, in form and substance reasonably satisfactory to the Trust and dated as of the Closing Date, substantially to the effect that this Agreement has been duly authorized by the Trust, and, assuming due authorization, execution and delivery of this Agreement by the Company, represents a legal, valid and binding contract, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and transfer and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and further subject to the application of equitable principles in any proceeding whether at law or in equity or with respect to the enforcement of provisions of the Agreement and the effect of judicial decisions which have held that certain provisions are unenforceable when their enforcement would violate an implied covenant of good faith and fair dealing or would be commercially unreasonable or when default under the Agreement is not material. In rendering such opinion, such counsel may (i) make assumptions regarding the authenticity, genuineness and/or conformity of documents and copies thereof without independent verification thereof, (ii) limit such opinion to applicable state law, and (iii) rely on certificates officers or Directors of the Company.

                (h) The Company shall have received an opinion of Morrison &
                    Foerster LLP, upon which the Acquiring Fund and its shareholders may rely, based upon representations made in certificates provided by the Company, and/or its affiliates and/or principal shareholders of the Acquired Funds to Morrison & Foerster LLP, addressed to the Company in a form reasonably satisfactory to it, and dated as of the Closing Date, substantially to the effect that, for federal income tax purposes, each Reorganization will qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and the Acquired Funds and the Acquiring Fund will be a party to a "reorganization," within the meaning of Section 368(b) of the Code, with respect to the Reorganizations.

                (i) The N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending the effectiveness shall have been instituted, or to the knowledge of the Company, contemplated by the SEC.

                (j) No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

                (k) The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act.

                (l) The Company on behalf of each Acquired Fund shall have performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective Time of the Reorganization.

                (m) The Company shall have received a duly executed instrument whereby the Acquiring Fund assumes all of the liabilities of the Company's Acquired Funds.

                (n) Prior to the Valuation Time, each Acquired Fund shall have declared a dividend or dividends, with a record date and ex-dividend date prior to the Valuation Time, which, together with all previous dividends, shall have the effect of distributing to its shareholders all of its "net investment company taxable income" (as defined in the

                    Code and computed without regard to any deduction for dividends paid), if any, for all taxable periods or years ending on or before the Effective Time of the Reorganization, and all of its net capital gain, if any, realized in taxable periods of years ending on or before Effective Time of the Reorganization.

         10. Conditions to the Company's Obligations on behalf of the Acquired Funds. The obligations of the Company hereunder shall be subject to the following conditions precedent:

                (a) This Agreement and the Reorganization shall have been
                    approved by the Board of Trustees of the Trust on behalf of the Acquiring Fund and by a vote of the shareholders of the Acquired Funds in the manner required by its Amended and Restated Declaration of Trust, applicable law and this Agreement.

                (b) All representations and warranties of the Trust made in this
                    Agreement shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective Time of the Reorganization.

                (c) The Trust shall have delivered a certificate executed in its name by an appropriate officer, in a form reasonably satisfactory to the Company and dated as of the Closing Date, to the effect that the representations and warranties of the Acquiring Fund made in this Agreement are true and correct at and as of the Valuation Time.

                (d) The Trust shall have received an opinion of Morrison &
                    Foerster LLP, as counsel to the Company in form reasonably satisfactory to the Company and dated the Closing Date, substantially to the effect that (i) the Trust is a business trust duly created and validly existing under the laws of the State of Delaware; (ii) the shares of the Acquiring Fund to be delivered to the Company's Acquired Funds as provided for by this Agreement are duly authorized and upon delivery will be validly issued, fully paid and non-assessable by the Trust; (iii) this Agreement has been duly authorized, executed and delivered by the Trust and the authorization, execution and delivery of this Agreement did not, and the consummation of the transactions contemplated by this Agreement will not, violate the Amended and Restated Declaration of Trust of the Trust or any material contract known to such counsel to which the Trust is a party or by which it is bound; and (v) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Trust of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, the rules and regulations under those Acts and such as may be required by state securities laws or such as may be required subsequent to the Effective Time of the Reorganization.

                (e) The Trust shall have received an opinion of Richards, Layton
                    & Finger P.A., as special Delaware counsel to the Trust, in form and substance reasonably satisfactory to the Company and dated as of the Closing Date, substantially to the effect that this Agreement has been duly authorized by the Trust, and, assuming due authorization, execution and delivery of this Agreement by the Company, represents a legal, valid and binding contract, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and transfer and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and further subject to the application of equitable principles in any proceeding whether at law or in equity or with respect to the enforcement of provisions of the Agreement and the effect of judicial decisions which have held that certain provisions are unenforceable when their enforcement would violate an implied covenant of good faith and fair dealing or would be commercially unreasonable or when default under the Agreement is not material. In rendering such opinion, such counsel may (i) make assumptions regarding the authenticity, genuineness and/or conformity of documents and copies thereof without independent verification thereof,
                    (ii) limit such opinion to applicable state law, and (iii) rely on certificates officers or Trustees of the Trust.

                (f) The Trust shall have received an opinion of Morrison &
                    Foerster LLP, upon which each Acquired Fund and its shareholders may rely, based upon representations made in certificates provided by the Trust, and/or its affiliates and/or principal shareholders of the Acquiring Fund to Morrison & Foerster LLP, addressed to the Trust in a form reasonably satisfactory to it, and dated as of the Closing Date, substantially to the effect that, for federal income tax purposes, each Reorganization will qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and the Acquired Funds and the Acquiring Fund will each be a party to a "reorganization," within the meaning of
                    Section 368(b) of the Code, with respect to the Reorganizations.

                (g) The N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of the Trust, contemplated by the SEC.

                (h) No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the transactions contemplated herein.

                (i) The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act.

                (j) The Trust on behalf of the Acquiring Fund shall have
                    performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective Time of the Reorganization.

         11.    Tax Matters


                (a) The Company and the Trust hereby represent and warrant and that each shall use its best efforts to cause each Reorganization to qualify, and will not (whether before or after consummation of the Reorganizations) take any actions that could prevent each Reorganization from qualifying, as a "reorganization" under the provisions of Section 368 of the Code.

                (b) Except where otherwise required by law, the parties shall not take a position on any tax returns inconsistent with the treatment of each Reorganization for tax purposes as a "reorganization," within the meaning of Section 368(a) of the Code and the Acquiring Fund and each Acquired Fund will comply with the record keeping and information filing requirements of Section 1.368-3 of the Treasury Regulation in accordance therewith.

         12. Survival of Representations and Warranties. The representations and warranties of the Trust on behalf of the Acquiring Fund set forth in this Agreement shall survive the delivery of the Fund Assets to the Acquiring Fund and the issuance of the shares of the Acquiring Fund at the Effective Time of the Reorganization to Acquired Fund shareholders.

         13. Termination of Agreement. This Agreement may be terminated by a party at or, in the case of Subsection 13(c), below, at any time prior to, the Effective Time of the Reorganization by a vote of a majority of its Board members as provided below:

                (a) By the Trust on behalf of the Acquiring Fund if the
                    conditions set forth in Section 9 are not satisfied as specified in said Section;

                (b) By the Company on behalf of its Acquired Funds if the
                    conditions set forth in Section 10 are not satisfied as specified in said Section;

                (c) By mutual written consent of the Trust and the Company.

         14. Governing Law. This Agreement and the transactions contemplated hereby shall be governed, construed and enforced in accordance with the laws of the State of Delaware, except to the extent preempted by federal law.

         15.    Brokerage Fees and Expenses.


                (a) The Trust represents and warrants that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

                (b) Banc of America Advisors, Inc. and/or its affiliates will be responsible for the expenses related to entering into and carrying out the provisions of this Agreement, whether or not the transactions contemplated hereby are consummated.

         16.    Amendments
                ----------

                This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Company, acting on behalf of the Acquired Funds or the Trust, acting on behalf of the Acquiring Fund; provided, however, that following the meeting of the shareholders of an Acquired Fund, no such amendment may have the effect of changing the provisions for determining the number of shares of the Acquiring Fund to be issued to the Transferor Record Holders under this Agreement to the detriment of such Transferor Record Holders, or otherwise materially and adversely affecting an Acquired Fund, without such Acquired Fund obtaining its shareholders' further approval:

                (a) At any time prior to or (to the fullest extent permitted by law) after approval of this Agreement by the shareholders of an Acquired Fund, the Company on behalf of an Acquired Fund, may waive any breach by the Trust, on behalf of the Acquiring Fund, or the failure to satisfy any of the conditions to its obligations (such waiver to be in writing and signed by an officer of such registered investment companies);

                (b) At any time prior to or (to the fullest extent permitted by law) after approval of this Agreement by the shareholders of an Acquired Fund, the Trust, on behalf of the Acquiring Fund, may waive any breach by the Company on behalf of an Acquired Fund, or the failure to satisfy any of the conditions to either of their obligations (such waiver to be in writing and signed by an officer of such registered investment companies).

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers designated below as of the date first written above.


                        NATIONS FUND, INC.
                        On behalf of the Acquired Funds identified on Schedule A


                        By:____________________________________________

                        Richard H. Blank, Jr.
                        Secretary and Treasurer



                        NATIONS FUNDS TRUST
                        On behalf of the Acquiring Fund identified on Schedule A


                        By:____________________________________________

                        Richard H. Blank, Jr.
                        Secretary and Treasurer

                                   SCHEDULE A



SHAREHOLDERS OWNING SHARES OF THE FOLLOWING         WOULD RECEIVE SHARES OF THE FOLLOWING
ACQUIRED FUND AND CLASSES OF THE COMPANY:           ACQUIRING FUND AND CLASSES OF THE TRUST:

Nations U.S. Government Bond Fund  ->               Nations Government Securities Fund
       Primary A Shares                                    Primary A Shares
       Investor A Shares                                   Investor A Shares
       Investor B Shares                                   Investor B Shares
       Investor C Shares                                   Investor C Shares


Nations Government Securities Fund  ->
       Primary A Shares
       Investor A Shares
       Investor B Shares
       Investor C Shares
